Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Ryman Hospitality Properties, Inc.:

(1)	Registration Statement (Form S-3 No. 333-183105);

(2)	Registration Statement (Form S-8 No. 333-136494) pertaining to the Gaylord Entertainment Company 2006 Omnibus Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-174070) pertaining to the Gaylord Entertainment Company Amended and Restated 2006 Omnibus Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan;

(5)	Registration Statement (Form S-8 No. 333-37053) pertaining to the Gaylord Entertainment Company 1997 Stock Option and Incentive Plan;

(6)	Registration Statement (Form S-8 No. 333-31254) pertaining to the Amended and Restated Gaylord Entertainment Company 1997 Stock Option and Incentive Plan; and

(7)	Registration Statement (Form S-8 No. 333-40676) pertaining to the Gaylord Entertainment Company 1997 Omnibus Stock Option and Incentive Plan;

of our report dated February 27, 2013 (except for Note 19, as to which the date is September 16, 2013) with respect to the consolidated financial statements of Ryman Hospitality Properties, Inc. and subsidiaries, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Nashville, Tennessee

September 16, 2013

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